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                                                                    Exhibit 10.6


                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                               2000 INCENTIVE PLAN
                      MID-TERM PERFORMANCE UNITS AGREEMENT


         THIS MID-TERM PERFORMANCE UNITS AGREEMENT (the "Agreement") is made and entered into as of April __, 2004, between Charles River Laboratories International, Inc., a Delaware corporation (the "Company") and _______________ (the "Employee") pursuant to the terms and conditions of the Charles River Laboratories International, Inc. 2000 Incentive Plan, as amended (the "Plan"). Capitalized terms not defined in this Agreement shall have the respective meanings set forth in the Plan.

         THE PARTIES AGREE AS FOLLOWS:

         1. AWARD OF PERFORMANCE UNITS. Pursuant to the Plan, the Company hereby awards to Employee ______ Performance Units, each corresponding to one share of Company common stock (the "Stock") for purposes of determining the Employee's award hereunder, subject to the terms and conditions set forth in this Agreement and the Plan, and to adjustment as provided in Section 2 hereof. A copy of the Plan has been delivered to the Employee. By signing below, the Employee agrees to be bound by all the provisions of the Plan as well as this Agreement. Until settled in accordance with the terms and conditions hereof, each Unit constitutes an unsecured promise of the Company to pay the amounts contemplated herein, and Employee as a holder of any Unit has only the rights of a general unsecured creditor of the Company.

         2. PERFORMANCE ADJUSTMENT; SETTLEMENT AND VESTING SCHEDULE.

            (a) PERFORMANCE ADJUSTMENT. At the end of the Performance Period (defined below), the number of Units granted hereunder shall be subject to adjustment based upon an evaluation by the Compensation Committee of the Company's Board of Directors (the "Committee") of the Company's performance against specified 3-year performance objectives by reference to the matrix attached hereto as EXHIBIT A. Subject to Section 5 hereof, performance shall be evaluated during the 36-month period commencing January 1, 2004 and ending December 31, 2006 (the "Performance Period"). The Committee shall determine the Company's performance by reference to the performance matrix set forth in EXHIBIT A during the Performance Period, and shall adjust the number of Units awarded to Employee in accordance with such matrix. To the extent that any adjustment would result in the award of a fractional share, the Employee shall receive cash in lieu thereof in an amount equal to (i) the fractional percentage of a share that would otherwise be awarded MULTIPLIED BY (ii) the then-current Fair Market Value of one share of Stock.

           (b) SETTLEMENT OF AWARDS. No later than sixty (60) days after the conclusion of the Performance Period, the Committee shall determine the appropriate adjustment to Employee's performance award. Unless otherwise provided herein or in the Plan, following a determination by Committee of the number of Units due an Employee at the conclusion of the Performance Period, those Units shall be cancelled upon the delivery to Employee by the Company of
(i) 60% of the Units' aggregate value in restricted stock (subject to the terms of the Company's standard form of restricted stock agreement and the vesting conditions set forth in Section 2(c) below), and (ii) the remaining 40% of such value in cash, based on the then-current Fair Market Value of the Stock.


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           (c) VESTING OF RESTRICTED STOCK. Subject to Sections 4 and 5 hereof, the terms of the Company's standard form of restricted stock agreement, and the authority of the Committee in its discretion to provide for accelerated vesting, 50% of the shares of restricted stock delivered in settlement of an Employee's performance Unit award (as adjusted) shall vest on each of the first and second anniversaries of the last day of the Performance Period.

         3. RESTRICTIONS. Except to the extent otherwise determined by the Committee, no Units shall be assignable or otherwise transferable by Employee other than by will or by the laws of descent and distribution. Unless otherwise provided by the Committee, during the life of Employee any elections with respect to a Unit may be made only by Employee or Employee's guardian or legal representative. All restricted shares delivered in settlement of Unit awards hereunder shall remain restricted and non-transferable until they vest in accordance with the terms of this Agreement.

         4. TERMINATION OF EMPLOYMENT.

            (a) Except to the extent provided in Section 5 hereof, or in any employment agreement or severance agreement between Employee and the Company which, in each case, expressly references this Agreement and supercedes it, the provisions of this Section 4 shall apply to the Units (or any restricted stock related thereto) upon a termination of Employee's employment with the Company for any reason.

            (b) In the event of Employee's Termination for any reason other than as provided in Section 5 below, all unvested Units held by the Employee shall be immediately cancelled.

         5. COVERED TRANSACTIONS. In the event of a Covered Transaction (as defined below), all Units and shares of restricted stock shall vest, and shall be settled in accordance with the terms of the Plan, subject to the authority of the Administrator to provide for substitute or replacement Awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates on such terms as the Administrator determines.

         6. DEFINITIONS. For purposes of this Agreement, the following definitions shall have the meanings attributable to them:

            (a) "Covered Transaction" means any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in any individual, entity or group (within the meaning of section 13(d) of the Securities Exchange Act of 1934) acquiring the beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) directly or indirectly of more than 50% of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company.

            (b) "Fair Market Value" means the closing sale price per share of the Company's common stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which the common stock is traded as of January 31st in the relevant year, or, if there is no sale on that date, then on the last previous day on which a sale was reported.

         7. WITHHOLDING TAX. Employee may be subject to withholding taxes as a result of delivery of shares of common stock or payment of cash upon payment or settlement of Units, or upon the vesting of any restricted shares. Unless the Committee permits otherwise, Employee shall pay to the Company in cash, promptly when the amount of such obligations become determinable, all


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applicable federal, state, local and foreign withholding taxes that the Company in its discretion determines result from such payments. Unless the Committee otherwise determines, and subject to such rules and procedures as the Committee may establish, Employee may make an election to have settlement of Units withheld by the Company upon settlement thereof or to tender shares of Stock to the Company to pay the amount of tax that the Company in its discretion determines to be required so to be withheld by the Company, subject to satisfying any applicable requirements for compliance with Section 16(b) of the Securities and Exchange Act of 1934, as amended. Any shares of Stock or other securities so withheld or tendered will be valued as of the date they are withheld or tendered, provided that Stock shall be valued at Fair Market Value on such date. Unless otherwise permitted by the Committee, the value of shares withheld or tendered may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.

         8. GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of law principles.

         9. CONFLICTS. In the event of any conflict of interpretation between the terms and conditions of this Agreement and the terms and conditions contained in the Plan, the Plan shall control. In the event of any conflict of interpretation between the terms and conditions of this Agreement and the terms and conditions of any Change in Control Agreement, the terms of the Change in Control Agreement shall prevail.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                  CHARLES RIVER LABORATORIES INTERNATIONAL, INC.



                                           By: _________________________________


         Employee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.


                                                   -----------------------------
                                                             Signature


                                                   -----------------------------
                                                            Print Name


Enclosures:  Plan


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